UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2007
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3260 Whipple Road Union City, California	94587
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements with Certain Officers.
     On July 2, 2007, the Board of Directors of Questcor Pharmaceuticals, Inc. (the “Company”), based on the recommendation of the Compensation Committee of the Company’s Board of Directors approved a Compensation Arrangement for the Company’s Interim President, Don Bailey.
     The Company will pay Mr. Bailey a monthly salary of $29,166.67 during the period he serves as Interim President. In addition, Mr. Bailey was granted a non-qualified stock option to purchase 320,000 shares of the Company’s common stock, which vests on a monthly basis over a ten (10) month period from the date of grant. Mr. Bailey was granted a second non-qualified stock option for 200,000 shares of the Company’s common stock, the vesting of which is subject to certain performance criteria under the Company’s 2006 Equity Incentive Award Plan. The exercise price for both options is $0.44 per share, which was the Company’s closing stock price on the date the grants were approved by the Board. Mr. Bailey was also granted a cash bonus award, the vesting of which is subject to the satisfaction of the same performance criteria applicable to his performance-based stock option.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ George Stuart

George Stuart
Senior Vice President, Finance, and
Chief Financial Officer